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                                                                  Exhibit 23.1









                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of The Timken Company for the registration of 9,395,973 shares of its common stock on behalf of Ingersoll-Rand Company and to the incorporation by reference therein of our report dated February 18, 2003, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.




                                                  /s/ ERNST & YOUNG LLP



Canton, Ohio
September 11, 2003